Exhibit 99.1

BioLargo Adds Linda Park and Christina Bray to Board of Directors

Westminster, CA – November 3, 2022 – BioLargo, Inc. (OTCQB:BLGO), a developer of sustainable cleantech technologies and full-service environmental engineering company, announced it has added two new board members to its team: Linda Park and Christina Bray. Both new board members have a background, education, and corporate experience that make them an ideal fit to advance BioLargo’s core organizational goals, and its vision to “make life better” through its cleantech products and services.

Linda Park is a trusted executive and legal professional with a proven track record of supporting and advising public companies. With corporate board and executive experience at billion-dollar corporations such as her current roles working with Edward Lifesciences in her capacity as Corporate Secretary, Senior Vice President and Associate General Counsel, and Board Member of the Edwards Lifesciences Foundation, and prior work with Western Digital Corporation, Linda brings over 20 years of experience advancing organizations’ corporate governance and strategic goals. She also has many years of experience advising issuer and investment banking clients on corporate and securities matters, mergers and acquisitions, bank financings and capital markets, including initial public offerings. She is also an active partner and thought leader on environmental, social, and corporate governance issues. Linda has an undergraduate degree from Johns Hopkins University, and a law degree from Duke University School of Law.

Christina Bray is a senior finance specialist, entrepreneur, and renewables specialist, and currently serves as the CEO and founder of Bluedot Energies, an innovative company that designs, builds, and manages electric vehicle charging stations for large-scale public and private applications. A rising star in green energy technologies, Christina has significant finance, capital projects, and corporate operation experience, having negotiated M&A activities and managed $1 billion in quarterly loan volume at the solar fintech company Sunlight Financial. She has extensive training including a master’s degree in Military History from Norwich University and an undergraduate degree in Middle Eastern Studies from Yale University. She is well-versed in middle eastern language and society.

“We are so pleased that Linda Park and Christina Bray have joined our Board of Directors,” said Dennis P. Calvert, BioLargo’s CEO. “Both have such significant experience in advancing innovative projects, as well as building and supporting successful companies. We know that they will make important contributions to our efforts to transform BioLargo into a cleantech juggernaut. With Linda and Christina on board, we couldn’t be more confident in the future for our company.”

Concurrently, board members John S. Runyan and Kent C. (Rick) Roberts II have retired from their positions on the Board of Directors where they served faithfully for over a decade. Both will remain as formal Advisors to the Board of Directors as their time permits.

Mr. Calvert commented, “John and Rick have made significant contributions to the company over the years, and we are thankful for their meaningful impact on the company. We look forward to working with them in the future in their roles as Advisors to the board.”

About BioLargo, Inc.

BioLargo, Inc. (OTCQB:BLGO) invents, develops, and commercializes innovative technologies in the cleantech space, including for PFAS contamination, advanced water and wastewater treatment, industrial odor and VOC control, air quality control, and infection control. With over 13 years of extensive R&D, BioLargo holds a wide array of issued patents, maintains a robust pipeline of products, and provides full-service environmental engineering. Our approach is to invent or acquire novel technologies and develop them to maturity through our operating subsidiaries. We have developed a number of key channel partnerships to support the reach of our products and services and maximize their commercial potential. With a keen emphasis on collaborations with academic, municipal, and commercial organizations and associations, BioLargo has proven itself with over 90 awarded grants and numerous pilot projects. We monetize through direct sales, recurring service contracts, licensing agreements, strategic joint venture formation and/or the sale of the IP. See our website at www.BioLargo.com.

Contact Information

Dennis P. Calvert

President and CEO, BioLargo, Inc.

888-400-2863

Safe Harbor Act

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about BioLargo’s (the “Company”) expectations regarding anticipated revenue and plans for future operations, and may be identified by words such as “we believe”. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the dependency of the Company on the performance of distributors of the Company’s products. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.